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EXHIBIT 10.1


                                LICENSE AGREEMENT

This License Agreement is effective as of February 27, 2001 , by and between Omni Short Film Distribution of 2425 Purdue Avenue, Suite 202, Los Angeles, Calfornia 90064 and Bentley Communications Corp., a Florida corporation having its principal place of business at 9800 South Sepulveda Boulevard, Suite 625, Los Angeles, California, 90045.

1.       Definitions.

     "Agreement" means this licensing agreement only.

     "Film Library" means the entire short film library owned by Omni Short Film Distribution (list of which is attached to this agreement under Schedule
     A).

     "Confidential Information" means information relating to either party's product plans, trade secrets, designs, costs, prices, finances, marketing plans, business opportunities, personnel, research, or development; any information designated by the disclosing party as confidential in writing or, if disclosed orally, reduced to writing and designated as confidential within thirty (30) days; and the terms and conditions of this Agreement. "Confidential Information", excludes information that: (1) is now or subsequently becomes generally available to the public; (2) can demonstrated to have been rightfully in possession prior to disclosure, or without obligation of confidentiality; (3) is independently developed without material reference to the other party's "Confidential Information"; or (4) is rightfully obtained from a third party who has the right to transfer or disclose it.

     "Effective Date" means the effective date of this agreement.

     "Additions" means any additions to the Short Film Library that Omni Short Film Distribution may add.

2. License Grant. In consideration of the terms and conditions set forth in the Agreement and the issuance of 200,000 common shares of Bentley Communications Corp., with a deemed value of $0.10 per share, to be issued to Omni Short Film Distribution or its nominees, and subject to Rule 144 of the Securities and Exchange Act of 1933, Omni Short Film Distribution hereby grants to Bentley Communications Corp. a non-exclusive world-wide right and license to exhibit and to utilize fully, on any of Bentley's websites or the websites of Bentley's subsidiaries, the Film Library.

3. Ownership. All right, title and interest in the Film Library is retained by Omni Short Film distribution

4. Independent Development. Nothing in this Agreement will impair either party's right to independently acquire, license, develop, manufacture or distribute for itself, or have others independently develop, manufacture or distribute for it, similar films performing the same or similar functions as the films contemplated by this Agreement, or to market and distribute such similar films in addition to, or in lieu of, the films set forth in this Agreement.

5. Warranty. Omni Short Film Distribution, at Omni Short Film Distribution's expense, and at Bentley Communications Corp.'s option, will either promptly repair or replace defective products. Omni Short Film Distribution represents and warrants that the Film Library does not infringe any intellectual property rights of any third party anywhere in the world.
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6.   Indemnity. (1) Omni Short Film Distribution will, at their expense, defend any claim or action brought against Bentley Communications Corp. to the extent it is based on a claim that the product provided under this Agreement, as used within the scope of the license granted by Omni Short Film Distribution, infringe or violate any patent, copyright, trademark, trade secret or other proprietary right of a third party, and Omni Short Film Distribution will indemnify and hold Bentley Communications Corp. harmless from and against any cost, damages, and fees reasonably incurred by Bentley Communications Corp., including but not limited to fees of attorneys and other professionals, that are attributable to such claim; (2) provided that (i) Bentley Communications Corp. gives Omni Short Film Distribution reasonably prompt notice in writing of any such claim or suit and permits Omni Short Film Distribution, through counsel of its choice, to answer the charge of infringement and defend such claim or suit; (ii) Bentley Communications Corp. provides Omni Short Film Distribution information, assistance and authority, at Omni Short Film Distribution's expense, to enable Omni Short Film Distribution to defend such claim or suit, and (iii) Omni Short Film Distribution will not be responsible for any settlement made by Bentley Communications Corp. without Omni Short Film Distribution's permission. (3) If Omni Short Film Distribution agrees to settle the claim or suit, both Omni Short Film Distribution and Bentley Communications Corp. agree not to publicize the settlement nor to permit the party claiming infringement to publicize the settlement unless both party's to the Agreement agree otherwise in writing.

7. DISCLAIMER. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES FOR BREACH OF OR FAILURE TO PERFORM UNDER THIS AGREEMENT, EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT FOR INDIRECT DAMAGES ARISING FROM A CLAIM THAT GAME INFRINGES OR VIOLATES ANY INTELLECTUAL PROPERTY RIGHTS OF A THIRD PARTY.

8. Nondisclosure and Nonuse of Confidential Information. Each party agrees to use the same degree of care that it uses to protect its own confidential and proprietary information of similar importance, to prevent the unauthorized use, disclosure, publication or dissemination of the other party's Confidential Information. Either party may disclose Confidential Information if required by any judicial or governmental request, requirement or order; provided that the disclosing party will take reasonable steps to give the other party sufficient prior notice in order to contest such request, requirement or order by notifying the discloser of such request.

9. Term. The term of this Agreement will commence as of the Effective Date and continue for three (3) years.

10. Termination for Cause By Either Party. Either party may suspend its performance and/or terminate this Agreement if the other party is in material breach of any warranty, term, condition or covenant of the Agreement, and fails to cure that breach within thirty (30) days after written notice of that breach and of the first party's intention to so suspend its performance.

11. Effect of Termination. Upon any termination of this Agreement or any provision thereof, the rights and obligations of the parties with respect to sections 1, 3, 8, 12-28 will survive such termination.

12. Return of Confidential Information. Upon any termination of this Agreement, each party will certify the destruction of any Confidential Information belonging to the other party, including any copies thereof, with ten (10) business days.

13. Dispute Resolution Coverage. Any dispute between the parties with respect to this Agreement shall be submitted for structured negotiation and, if necessary, a mini-trial pursuant to the Agreement. The commencement, and any resolution reached as a result, of any dispute resolution pursuant to the Agreement shall be considered Confidential Information to be held in confidence by both parties pursuant to the Agreement.
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14.  Structured Negotiation. For appropriate issues as set forth in the preceding paragraph, either party may invoke this procedure by giving written notice to the other party designating a corporate officer with appropriate authority to be its representative in negotiations relating to the dispute.

         (i) Upon receipt of such notice, the other party shall, within five (5) working days, designate a corporate officer with similar authority to be its representative.

         (ii) The designated officers shall, following whatever investigation each deems appropriate, promptly, but no later than thirty-five (35) days after the original notice, enter into discussions concerning the dispute.

         (iii) If, within forty-five (45) days, the dispute is not resolved as a result of such discussions, either party may request the commencement of a mini-trial pursuant to the Agreement.

15. Mini-Trial. Any dispute not resolved by structured negotiation, will be resolved by a mini-trial. A party may commence a mini-trial by written notice to the other party. The mini-trial shall commence within thirty (30) business days of receipt of such notice by the other party. The mini-trial will be held before a judge mutually agreed to by the parties; no jury will be involved in the mini-trial. Each party shall have a maximum of three (3) days each to do discovery, which shall consist of document discovery and the taking of depositions. The Federal Rules of Evidence for procedure and, except as limited by this Agreement, discovery shall apply. The mini-trial shall take place in one (1) day in San Francisco, California. Each party shall pay the fees of its own attorneys and the expenses of its witnesses. All other costs and expenses of the mini-trial shall be borne equally by the parties. The decision of the judge shall be final and binding with respect to both parties. The decision may be enforced by either party in a court of competent jurisdiction.

16. Force Majeure. Neither party shall be liable for any failure or delay in its performance under this Agreement due to causes, including, but not limited to, acts of God, acts of civil or military authority, fires, epidemics, floods, earthquakes, riots, wars, sabotage, labor shortages or disputes, and governmental actions, which are beyond its reasonable control; provided that the delayed party: (i) gives the other party written notice of such cause promptly, and in any event within fifteen (15) days of discovery thereof; and (ii) uses its reasonable efforts to correct such failure or delay in its performance. The delayed party's time for performance or cure under this Section 10.1 shall be extended for a period equal to the duration of the cause or sixty (60) days, whichever is less.

17. Relationship of Parties. Omni Short Film Distribution and Bentley Communications Corp. are independent parties. Each party will determine, in its sole discretion, the manner and means by which its obligations under this Agreement are accomplished, subject to the express condition that each will at all times comply with applicable law.

18. Assignment. The rights and liabilities of the parties hereto will bind and inure to the benefit of their respective successors, executors and administrators, as the case may be; provided that Omni Short Film Distribution may not assign or delegate its obligations under this Agreement either in whole or in part, without the prior written consent of Bentley Communications Corp. Any attempted assignment in violation of the provisions of this Agreement will be void.

19. Equitable Relief. Because Omni Short Film Distribution and Bentley Communications Corp. will have access to and become acquainted with confidential and proprietary information of the other party, the unauthorized use or disclosure of which would cause irreparable harm and significant injury which may be difficult to ascertain and which may not be compensable by damages alone, each party agrees that the other party will have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief without prejudice to any other rights and remedies that each party may have for the other party's breach of this Agreement.

20. Severability. If for any reason a court of competent jurisdiction finds any provision of this Agreement, or portion thereof, to be void, invalid, or unenforceable, that provision of the Agreement shall be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement shall continue in full force and effect.
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21.  Notices. All notices required or permitted under this Agreement shall be in writing, reference this Agreement and be deemed given when: (i) delivered personally; (ii) when sent by confirmed telex or facsimile; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a commercial overnight carrier, with written verification of receipt. All communications will be sent to the addresses set forth below or such other address designated pursuant to this Agreement:

         For Omni Short Film Distribution     For Bentley Communications Corp.

         2425 Purdue Avenue, Suite 202        9800 S. Sepulveda Blvd, Suite 625
         P.O. Box 64397                       Los Angeles, CA  90045
         Los Angeles, CA  90064

22. No Waiver. Failure by either party to enforce any provision of this Agreement shall not be deemed a waiver of future enforcement of that or any other provision.

23. No Rights in Third Parties. This Agreement is made for the benefit of Omni Short Film Distribution and Bentley Communications Corp. and their respective subsidiaries and affiliates, if any, and not for the benefit of any third parties.

24. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which will constitute but one and the same instrument.

25. Headings and References. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

26. Construction. This Agreement has been negotiated by the parties and their respective counsel. This Agreement will be fairly interpreted in accordance with its terms and without any strict construction in favor of or against either party.

27. Export. Neither party shall export, re-export or transfer, whether directly or indirectly, Confidential Information or other technical data under this Agreement without first obtaining a license from the United States Department of Commerce or any other agency or department of the United States Government, if required.

28. Entire Agreement and Governing Law. This Agreement constitutes the entire agreement with respect to the subject matter hereof and supersedes all prior or contemporaneous oral or written agreements concerning such subject matter. This Agreement may not be amended except by the written agreement signed by authorized representatives of both parties. This Agreement will be governed by and construed in accordance with the laws of the State of California, excluding that body of California law concerning conflicts of law.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives:

Omni Short Film Distribution                    Bentley Communications Corp.

BY:                                             BY:


/s/ Linda Cavato                                /s/ Gordon F. Lee
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Signature                                       Signature

NAME:  Linda Cavato                             NAME:  Gordon F. Lee

TITLE:  President                               TITLE:  President